Exhibit 10.6

Controlled Document No.: YB/ZY-PM-018

Jiangxi Yibo E-Tech Co., Ltd.

PURCHASE AGREEMENT

Party A: Jiangxi Yibo E-Tech Co., Ltd.	Contract No.:
Registered Address: No.756, Guangfu Road, High-Tech Development District, Xinyu City, Jiangxi Province, P.R. CHINA Uniform Social Credit Code:	Place Signed:
Party B: Registered Address: Uniform Social Credit Code:	Date Signed:

Controlled Document No.: YB/ZY-PM-08

This Agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1. Specifications of Purchasing Product

The Purchase Order formulated according to this Agreement shall list the material code, name, specification, quantity, price, delivery date, account period, etc., which shall be subject to the contents reflected in the Purchase Order.

2. Interpretation

(1) Product: refers to the products and spare parts involved in this Agreement, as well as the related design, research and development, testing and services agreed by both parties under this Agreement.

(2) Specification: product specifications, raw material inspection standards, sample sealed sample and other conditions formulated by Party A or agreed by Party A and Party B.

(3) Acceptance criteria：the testing and inspection standards adopted by Party A for product acceptance.

(4) Trade secret：refers to the information of the other party (including its affiliated enterprises) obtained by both parties at the time of signing this Agreement or according to this Agreement, including but not limited to business secrets, proprietary technology, inventions, technologies, manufacturing processes, codes, charts, designs, specifications, costs, prices, orders, sales and market plans (including planning and deployment), business opportunities, personnel data, research and development data, customer information and financial information.

(5) Defective product: refers to products that do not conform to the inspection/acceptance procedures or methods set by Party A, have any manufacturing, design, material, description defects or may cause personal and property safety hazards, and cannot meet the production needs of Party A and the needs of Party A’s customers.

(6) Intellectual property: refers to patent right, trademark right, copyright, specialized technology, industrial design, trade secret, and other similar intangible property rights, including but not limited to the power, implementation right and application right covered by it.

3. Sphere of Application

This Agreement shall apply to all sales and purchase transactions between Party A and Party B within the validity period of this Agreement, unless otherwise specifically agreed by both parties.

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4. Quality

(1) General Requirements:

(a) The quality of Party B’s products shall comply with the relevant provisions of national laws and regulations and the provisions of this Agreement.

(b) Party B shall confirm and implement Party A’s product specifications, raw material inspection standards and sealed samples.

(c) Party B shall establish and improve the quality assurance system, have effective testing methods and process control capabilities, and have the ability to continuously improve the quality to ensure that the quality and consistency of the products provided meet the requirements of Party A.

(d) Party B shall be responsible for the timely return and replacement of its own defective materials, and shall bear the corresponding compensation for the losses caused to Party A (including the labor costs of selection, processing and repair, the price difference of not improving temporary materials according to the promised time, and the quality loss of the delivered products).

(e) Party B shall sign with Party A the quality control index of “incoming batch qualification rate” as the qualification confirmation of qualified suppliers.

(f) When the quality of Party B’s materials is unstable or there is a major quality dispute, Party A has the right to entrust Party B’s materials to the relevant authority for testing, and notify Party B in writing, and the testing costs shall be borne by Party B.

(g) Party B shall, within 48 hours after receiving the quality complaint from Party A, respond in writing to the causes, temporary handling measures, long-term improvement measures and completion nodes. If the reason is unknown, Party B shall arrive at Party A’s site within 72 hours to confirm the problem and reply to the reason and solution. If the defect involves certain batches of materials, Party A shall be informed of the traceable defective batches within 48 hours.

(h) If Party B fails to notify Party A in advance of a sudden quality accident of its products, and Party B’s product fails to pass the Party A’s inspection for more than three consecutive batches, which seriously affects the delivery plan of Party A’s products, Party A has the right to arrange temporary on-site inspection according to the actual situation, and Party B shall bear the labor cost of temporary on-site inspection of 300 yuan/person/day and travel expenses; The in-plant inspection can only be canceled until the quality of the relevant products is stable (5 lot in IQC continuous inspection) and the qualified delivery of the products is no longer affected.

(2) Provide Party A with Complete Relevant Quality Information:

(a) Introduction Stage:

(i) Party B shall provide Party A with material specifications (including physical property indexes and main process parameters), inspection standards, and product reliability verification reports, and jointly confirm the above indicators with Party A’s technical personnel. If there are special inspection requirements, special inspection tools shall be provided. The standards, parameters, drawings and samples confirmed and signed by both parties shall be kept by both parties for subsequent review.

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(b) Mass Production Procurement Stage:

(i) At the stage of batch purchase from Party A to Party B, Party B shall provide the factory inspection report of each batch of materials (the inspection items in the report shall not be less than the standards signed by both parties, material batch traceability code, delivery date, production date, Party B’s code, and Party A’s material code).

(ii) The outer packaging of the materials provided by Party B shall be pasted with a label conforming to the format required by Party A, which must include the material batch traceability code, shipment date, production date, Party B code, Party A’s material code, etc.

(3) 5M1E Modification Management: If Party B’s materials involve the following process modification, it is required to apply to Party A in writing according to the requirements of the following time nodes, and products can be delivered in batches only after Party A confirms in writing that products are qualified, otherwise it is deemed that the notice has not been given on time.

Modification Level	Classification	Advance notice period
I	Material upgrading (excluding chip upgrading) Formula modification Factory relocation	3 Months
II	Cancel or add production processes, size change Add new molds	1 Month
III	Change appearance without affecting the function	15 Days

(4) Quality Objectives and Management Requirements:

(a) Quality Objectives:

Monthly incoming material batch qualification rate≥

(incoming material batch qualification rate = Qualified batch of incoming materials / Total batch of incoming materials × 100%)

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(b) Management Requirements:

Classification	Item	Assessment Criteria	Assessment Method	Calculation method
General quality non-conformities	(i)Material batch qualification rate	Not up to standard	Deduct 1000 yuan from the current month’s payment	Monthly
		Fail to meet the standard for 2 consecutive months (Not included if there is a concession acceptance period)	Deduct 5000 yuan from the current month’s payment	Monthly
	(ii)Accuracy of incoming material factory inspection report and packaging identification	Incoming materials have no ex-factory inspection report or the inspection items in the ex-factory inspection report are less than the standard requirements signed by both parties [see (2)(b)(i)]

The inspection items in the ex-factory inspection report are less than the standard requirements: 100 yuan;

No ex-factory inspection report: 200 yuan;

Direct rejection in case of more than three batches

Each time
		The incoming material package is not labeled or the label is incorrect and does not meet the requirements of Party A[see (2)(b)(ii)]	5 yuan/box	Each time
		Failure to paste material batch traceability code	Single batch : unconditional return Bear the loss of delivery delay caused by return	Each time
	(iii)Defective material	Selectable defective materials: ①Defective materials cause factory rework (selection and processing); ②Defective materials cause foreign rework	Rework hours in the factory: 18 yuan/hour/person Foreign rework hours: $20/hour/person	Each time
		A same problem occurs twice: ①Defective materials cause factory rework (selection and processing); ②Defective materials cause foreign rework	Rework hours in the factory: 18 yuan/hour/person * 2 Foreign rework hours: $20/hour/person * 2	Each time
A same problem occurs more than twice: ①Defective materials cause factory rework (selection and processing); ②Defective materials cause foreign rework

Processing/rework/line stoppage hours in the factory:

18 yuan/hour/person * number of times

Foreign rework hours: $20/hour/person * number of times

Hold the payment for the material in the current month temporarily, and pay after the improvement is qualified

Each time
		Quality problems of the products delivered by Party A due to the defective materials of Party B confirmed by both parties	Party B shall bear the losses of Party A’s end products, including but not limited to customer claims, price difference losses caused by temporary use of other suppliers’ materials, logistics losses, rework losses, line stoppage losses, etc	Each time

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(iv)Timeliness of response to exceptions

Failure to reply in writing with the temporary measures, reasons and long-term improvement nodes within 48 hours, or random reply, false reply, and release without review;

Failure to communicate with our company within the time limit and failure to reply

		100 yuan/day	Daily
Quality red line	(v)Material improvement effectiveness Monthly incoming material batch qualification rate failed to meet the agreement standard for three consecutive months.

①Deduct 10000 yuan for each violation

②Party B shall bear all losses of Party A, subject to Party A’s accounting, including but not limited to customer claims, price difference losses caused by temporary use of other suppliers’ materials, logistics losses, rework losses, line stoppage losses, etc.

③Party A has the right to suspend the payment of the goods, and the two parties shall make the payment after reaching a consensus on the loss.

Each time
(vi)Violation of 5M1E modification management and unauthorized change resulting in losses
(vii)Deliver nonconforming products, expired products, sluggish materials and other defective products, and cause losses
(viii)Fail to inspect according to the standard and issue false factory inspection report

(c) Party B promises that the product warranty period shall meet the requirements of Party A and the national regulations. If the national regulations are not clear or the specified standards are lower than the requirements of Party A, the following standards shall apply:

Quality warranty period: The product quality warranty period is 3 years from the date of acceptance by Party A.

(d) After-sale Service

Party A reserves the right to audit Party B’s quality assurance system once a year. Party B must accept Party A’s inspection of Party B’s quality system and production process at any time, provide necessary information and give full cooperation. Party A shall hold a quality review meeting with Party B when necessary, and Party B shall cooperate.

The materials provided by Party B shall meet the requirements of European Union ROSH, REACH and domestic and foreign environmental protection requirements. If the materials provided by Party B fail to meet the relevant environmental protection requirements, resulting in Party A being punished, Party B shall bear the losses.

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5. Delivery

(1) Party B shall deliver the goods according to the Purchase Order signed by both parties or other written requirements, including but not limited to model, specification, quantity, price, delivery date, delivery place, quantity and quality. Party B shall purchase transportation insurance for the goods at its own expense.

(2) Party B shall attach the delivery note and affix the official seal or delivery special seal when delivering the goods. The delivery note must include material code, quantity, specification and other relevant information and documents, otherwise Party A has the right to reject the goods.

(3) After Party A’s preliminary acceptance of the packaging, appearance and quantity of the products, Party A shall sign on the delivery note of Party B for confirmation. The appearance acceptance of the products shall not be deemed as the confirmation of the quality of Party B’s products. Party A can raise objections to the hidden defects of the products within the warranty period of the products. The final delivery of products shall be subject to the quantity of Party B’s products that pass the quality inspection of Party A and are put into the warehouse. The risk of damage and loss of goods shall be borne by Party B before Party A’s qualified acceptance and warehousing.

(4) Liability for delivery breach of the Purchase Order:

(a) If Party B fails to deliver the goods on the delivery date confirmed by both parties and causes Party A to stop the production line, the affected working hours shall be borne by Party B, and the accounting method is 18 yuan/ hour * hours * number of people. If Party B causes Party A’s container delay, the additional costs incurred shall be borne by Party B in full.

(b) In case of the abnormal batch quality of Party B’s materials, which are not resolved within the promised time or continue to fail to meet Party A’s delivery requirements, resulting in Party A’s container delays and increased material costs differences of use of other suppliers’ materials, additional costs will be borne by Party B.

(c) In case of special circumstances (Party B’s production capacity, cost rise, etc.), it is necessary to negotiate with Party A in time. Without Party A’s consent, Party B shall deliver the goods on time according to the requirements of Party A’s Purchase Order. Party B cannot unilaterally stop the delivery or refuse to accept Party A’s order. If Party B unilaterally stops the delivery or refuses to accept Party A’s order, which causes losses to Party A, Party A has the right to suspend the payment due to Party B, and investigate Party B’s liability according to the loss of Party A’s production suspension.

6. Payment Method

(1) The reconciliation period of the monthly settlement clause is from the 26th of the previous month to the 25th of the current month, and both parties confirm the statement before the 10th of the next month.

(2) Party B shall, before the 20th of the next month, issue an invoice for the goods in the last month’s transaction reconciliation to Party A according to the invoice terms agreed in the order.

(3) The settlement shall be carried out according to the account period agreed by both parties. The regular payment time is from the 10th to the 15th of each month (the holiday shall be postponed, and other special matters shall be subject to the negotiation between both parties), and the payment shall be made by bank transfer or acceptance bill.

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7. Confidentiality

(1) Unless otherwise stated in writing by Party B, the information provided by Party B to Party A shall not be considered confidential or exclusive.

(2) Trade secrets and intellectual property rights such as purchase agreements, orders, samples, technical drawings, customer information, sales and marketing plans (including planning and deployment) signed by both parties shall not be disclosed by either party except with the written consent of both parties.

8. Intellectual Property Warranty

Party B shall ensure that the delivered products do not infringe the intellectual property rights of the third party. In case of infringement of the intellectual property rights of the third party, Party B shall bear all legal and economic liabilities arising therefrom, and shall be liable for compensation for the losses caused to Party A by such infringement.

9. Force Majeure

(1) Force majeure refers to unforeseeable, unavoidable and insurmountable objective conditions.

(2) If the agreement cannot be performed due to force majeure, the other party shall be notified in time and provide proof within a reasonable period.

(3) According to the impact of force majeure on the agreement, both parties shall negotiate to determine whether to change or terminate the agreement.

10. Governing Law & Dispute Resolution

(1) This Agreement and its supplementary agreements are applicable to the laws of the People’s Republic of China.

(2) All or any disputes arising out or touching upon or in relation to the terms and conditions of this Agreement, including the interpretation and validity of the terms thereof and the respective rights and obligations of the Parties, shall be settled amicably by mutual discussion, failing which the same shall be settled through the jurisdiction of the court of Party A’s domicile.

11. Term (3 Years) & Termination：

The term of this Agreement shall be from________ through________ .

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11. Validation of the Agreement

(1) This Agreement shall come into force after being signed and sealed by both parties.

(2) For matters not covered herein, both parties shall sign a supplementary agreement separately. It is inseparable from this Agreement and has the same effect.

(3) This Agreement is made in two originals that should be held by each party, each of which shall be deemed equally authentic.

13. Other Terms & Conditions

Party B shall have legal business qualification, be responsible for providing legal business certification documents, and shall not violate relevant national laws and regulations during the supply process. In case of any violation, Party B shall bear all responsibilities and consequences.

14. Contact Information Confirmed by Both Parties in Writing

The following email, address and contact person are valid information for written communication and confirmation between both parties on the performance of this Agreement.

Contact information of Party A:	Contact information of Party B:
Contact Person:	Contact Person：
Email:	Email:
Tel: 0790-7081031	Tel:

Party A:	Party B:
Signature:	Signature:

Registered Address:	Registered Address:
Legal Representative:	Legal Representative:
Authorized Agent:	Authorized Agent:

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